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                                                                       EXHIBIT 5

                         Letterhead of Chadbourne & Parke LLP
                              30 Rockefeller Plaza
                               New York, NY 10112
                                 (212) 408-5100


                                                              October 30, 2006


ORBCOMM Inc.
2115 Linwood Avenue, Suite 100
Fort Lee, New Jersey 07024

     Re: ORBCOMM Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

     In connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), by ORBCOMM Inc., a Delaware corporation (the "Company"), of up to 11,153,800 shares (or 12,826,870 shares if the underwriters' over-allotment option is exercised in full) of the Common Stock, par value $.001 per share, of the Company (the "Offered Shares"), to be issued in connection with the initial public offering of the Company (the "Offering"), we advise as follows:

     As counsel for the Company, we are familiar with the Amended and Restated Certificate of Incorporation and the By-laws of the Company, each as amended to the date hereof, and we have reviewed (i) the Registration Statement on Form S-1 (Registration No. 333-134088) filed by the Company on May 12, 2006 with the Securities and Exchange Commission (the "Commission") under the Securities Act with respect to the issuance of the Offered Shares, as amended by Amendment No. 1 thereto filed with the Commission on July

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ORBCOMM Inc.                           -2-                    October 30, 2006


13, 2006, Amendment No. 2 thereto filed with the Commission on August 31, 2006, Amendment No. 3 thereto filed with the Commission on October 10, 2006, Amendment No. 4 thereto filed on October 13, 2006, Amendment No. 5 thereto filed on October 19, 2006 and Amendment No. 6 thereto being filed with the Commission on the date hereof (as so amended, the "Registration Statement") and (ii) the corporate proceedings taken by the Company in connection with the authorization of the Offering and the issuance of the Offered Shares in connection therewith. We have also examined originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate records of the Company and such other instruments, certificates of public officials and representatives of the Company and other documents as we have deemed necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to questions of fact material to this opinion, we have, when relevant facts were not independently established, relied upon certificates of officers of the Company and appropriate public officials.

     On the basis of the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Offered Shares have been duly authorized and, when the Registration Statement has become effective under the Securities Act and the Offered Shares have been issued and sold in

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ORBCOMM Inc.                           -3-                    October 30, 2006


accordance with due action of the Pricing Committee of the Board of Directors of the Company as contemplated by the Registration Statement, the Offered Shares will be legally and validly issued, fully paid and nonassessable.

     We express no opinion herein as to any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware (as well as the applicable provisions of the Delaware Constitution and applicable reported judicial decisions) and the federal laws of the United States.

     We hereby consent to the reference to us and our opinion in the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the reference to this firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving such consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,


                                        /s/ CHADBOURNE & PARKE LLP